PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: George Gutierrez Sr. Director, Global Communications & Content Strategy (831) 458-7537

Plantronics Announces Third Quarter Fiscal Year 2016 Financial Results
Revenue Meets and Non-GAAP EPS Exceeds Guidance, Expense and Headcount Reduction Expected to Improve Operating Margins, New 1,000,000 Share Repurchase Authorization Approved

SANTA CRUZ, CA - February 1, 2016 - Plantronics, Inc. (NYSE: PLT) today announced third quarter fiscal year 2016 financial results. Highlights of the third quarter include the following (comparisons are against the third quarter of fiscal year 2015):

•	Net revenues were $225.7 million compared with $231.8 million, and within our guidance of $225 million to $235 million

◦	Constant currency revenue grew by 1%, from $231.8 to $232.9

•	GAAP gross margin was 48.5% compared with 51.7%

◦	Non-GAAP gross margin was 48.9% compared with 52.0%

•	GAAP operating income was $26.6 million compared with $40.6 million

◦	Non-GAAP operating income was $42.9 million compared with $48.1 million

◦	Constant currency Non-GAAP operating income was $45.7 million compared with $48.1 million

•	GAAP diluted earnings per share (“EPS”) was $0.49 compared with $0.71, and above our guidance of $0.52 to $0.62

◦	Non-GAAP diluted EPS was $0.83 compared with $0.79, and above our guidance of $0.71 to $0.81

◦	Constant currency Non-GAAP EPS was $0.90 compared with $0.79

Q3 Fiscal Year 2016 GAAP Results

	Q3 2015		Q3 2016		Change (%)
Net revenues	$231.8	million	$225.7	million	(2.6)%
Operating income	$40.6	million	$26.6	million	(34.5)%
Operating margin	17.5%		11.8%
Diluted EPS	$0.71		$0.49		(31.0)%

Q3 Fiscal Year 2016 Non-GAAP Results

	Q3 2015		Q3 2016		Change (%)
Operating income	$48.1	million	$42.9	million	(10.9)%
Operating margin	20.8%		19.0%
Diluted EPS	$0.79		$0.83		5.1%

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

“We believe our opportunities for growth, our execution on our strategic initiatives and our competitive position remain excellent,” stated Ken Kannappan, President & CEO. “Our operating margins continue to be significantly impacted by foreign exchange movements and a sharp decline in the mono Bluetooth® headset category; we believe a series of restructuring actions announced today will offset a portion of the currency impact, streamline global operations and improve profitability in fiscal 2017.”

“As part of our commitment to appropriately manage the profitability of the company, today’s announced headcount reduction and expense reduction will better align our investments and cost structure with the current economic environment and put us in a better position to achieve our long term targets,” stated Pam Strayer, Senior Vice President and Chief Financial Officer.

Enterprise net revenues were down slightly to $158.3 million in the third quarter of fiscal year 2016 compared with $161.6 million in the third quarter of fiscal year 2015. On a constant currency basis, Enterprise net revenues grew by 1% from $161.6 million to $163.0 million year over year.

Consumer net revenues were $67.5 million in the third quarter of fiscal year 2016, down from $70.2 million in the third quarter of fiscal year 2015, due primarily to a decline in mono Bluetooth headset demand. On a constant currency basis, consumer revenues declined slightly from $70.2 million to $69.9 million year over year.

Restructuring Charges

During the third quarter of fiscal year 2016 we initiated a restructuring plan to better align expenses to our revenue and gross margin profile and position us for improved operating performance. Under that plan, we reduced costs through voluntary and involuntary elimination of certain positions throughout the organization in the U.S., Mexico, China and Europe.

The restructuring actions will result in pre-tax charges of approximately $12.6 million, consisting of approximately $8.4 million for severance and related benefits recorded during the third quarter of fiscal year 2016, and approximately $5.8 million to be recognized in the fourth quarter related to a one-time incentive under our existing retirement program. These charges are expected to be offset by a reduction in our fiscal year 2016 stock-based compensation expense of approximately $1.6 million attributable to stock award forfeitures resulting from the restructuring action. Projected net annual savings from the restructuring activities are expected to be approximately $15 million to $16 million in fiscal year 2017.

Repurchase Authorization

We announced our board of directors has approved a new 1 million share repurchase authorization as it approaches the completion of its existing repurchase authorization announced in May 2015.

Plantronics Announces Quarterly Dividend of $0.15

We are also announcing that we have declared a quarterly dividend of $0.15 per common share, to be paid on March 10, 2016 to all shareholders of record as of the close of business on February 19, 2016.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

We have a “book and ship” business model whereby we fulfill the majority of orders received within 48 hours of receipt of those orders. However, our backlog is occasionally subject to cancellation or rescheduling by our customers on short notice with little or no penalty. Therefore, there is a lack of meaningful correlation between backlog at the end of a fiscal period and net revenues in a succeeding fiscal period.

Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions and currency fluctuations, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.

Subject to the foregoing, we currently expect the following range of financial results for the fourth quarter of fiscal year 2016:

•	Net revenues of $200 million to $210 million;

•	GAAP operating income of $16 million to $21 million;

•
Non-GAAP operating income of $30 million to $35 million, excluding the impact of $8 million from stock-based compensation and purchase accounting amortization and $6 million in restructuring costs from GAAP operating income;

•	Assuming approximately 33 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.21 to $0.31;

•	Non-GAAP diluted EPS of $0.50 to $0.60; and

•	Cost of stock-based compensation and purchase accounting amortization to be approximately $0.18 per diluted share;

•	Cost of restructuring program to be approximately $0.11 per diluted share

Please see our updated Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.

Conference Call and Prepared Remarks

Plantronics is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available in the Investor Relations section of the Plantronics website in conjunction with the press release.

We have scheduled a conference call to discuss third quarter fiscal 2016 financial results. The conference call will take place today, February 1st, at 2:00 PM (Pacific Time). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.”  The dial-in from North America is (888) 301-8736 and the international dial-in is (706) 634-7260.

A replay of the call with the conference ID # 4559879 will be available until March 1, 2016 at (855) 859-2056 or (800) 585-8367 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on our website for one month. A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP operating income, non-GAAP net income and non-GAAP diluted EPS which exclude certain non-cash expenses and charges that are included in the most directly comparable GAAP measure. These non-cash charges and expenses include stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

As a company with significant global operations and sales, fluctuations in foreign currency exchange rates may have a material effect on our reported results. Consequently, we also present supplemental metrics as identified in the reconciliation within this release “on a constant currency basis” which excludes the impact of currency exchange rate fluctuations. The constant currency presentation, which is a non-GAAP measure, is intended to supplement our reported operating results and, when considered in conjunction with the corresponding GAAP measures, facilitate a better understanding of changes in the metrics from period to period and the core operations of the Company. We calculate constant currency percentages by removing any hedge gains or losses from the particular metric in the current period and then converting our current period local currency financial results using the foreign currency exchange rates in effect during the prior year period and comparing these adjusted amounts to the corresponding current period metric.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our opportunities for growth and execution on our strategic initiatives, our competitive position, (ii) the impact of our restructuring activities and the alignment of our investments and cost structure for the current economic environment and achievement of long term targets; (iii) resulting pre-tax restructuring charges of approximately $12.6 million, approximately $5.8 million of which are in connection with a one-time incentive under an existing early retirement program in the fourth fiscal quarter of 2016 and a reduction of stock based compensation of approximately $1.6 million in fiscal year 2016; (iv) projected annual savings from the restructuring activities of approximately $15 million to $16 million in fiscal year 2017; (v) estimates of GAAP and non-GAAP financial results for the fourth quarter of fiscal year 2016, including net revenues, operating income and diluted EPS; (vi) our estimates of stock-based compensation and purchase accounting amortization and other related charges, as well as the impact of these non-cash expenses on Non-GAAP operating income and diluted EPS for the fourth quarter of fiscal year 2016; and (vii) our estimate of weighted average shares outstanding for the fourth quarter of fiscal year 2016, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Micro and macro-economic conditions in our domestic and international markets;

•
our ability to realize and achieve positive financial results projected to arise from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., and Alcatel-Lucent, and our influence over such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution of new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) our sales model and expertise must successfully evolve to support complex integration of hardware and software with UC infrastructure consistent with changing customer purchasing expectations; (vi) as UC becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (vii) UC solutions generally, or our solutions in particular, may not be adopted with the breadth and speed in the marketplace that we currently anticipate; (viii) sales cycles for more complex UC deployments are longer as compared to our traditional Enterprise products; (ix) UC may evolve rapidly and unpredictably and our inability to timely and cost-effectively adapt to those changes and future requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC products are and will be integrated;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations; and

•	seasonality in one or more of our product categories.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 15, 2015 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics is a registered trademark of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2015	2014	2015
Net revenues	$231,781	$225,735	$664,248	$647,110
Cost of revenues	111,865	116,219	311,795	319,266
Gross profit	119,916	109,516	352,453	327,844
Gross profit %	51.7%	48.5%	53.1%	50.7%

Research, development and engineering	22,991	20,811	69,280	66,614
Selling, general and administrative	57,977	53,715	174,756	163,689
Gain from litigation settlements	(1,666)	(91)	(7,816)	(998)
Restructuring and other related charges	—	8,433	—	8,433
Total operating expenses	79,302	82,868	236,220	237,738
Operating income	40,614	26,648	116,233	90,106
Operating income %	17.5%	11.8%	17.5%	13.9%

Interest expense	(59)	(7,217)	(209)	(17,278)
Other non-operating income and (expense), net	(1,959)	398	(1,474)	(2,025)
Income before income taxes	38,596	19,829	114,550	70,803
Income tax expense	8,212	3,541	28,073	15,391
Net income	$30,384	$16,288	$86,477	$55,412

% of net revenues	13.1%	7.2%	13.0%	8.6%

Earnings per common share:
Basic	$0.73	$0.50	$2.07	$1.60
Diluted	$0.71	$0.49	$2.03	$1.56

Shares used in computing earnings per common share:
Basic	41,901	32,579	41,780	34,723
Diluted	42,700	33,259	42,674	35,588

Effective tax rate	21.3%	17.9%	24.5%	21.7%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
	2015	2015
ASSETS
Cash and cash equivalents	$276,850	$219,091
Short-term investments	97,859	166,257
Total cash, cash equivalents and short-term investments	374,709	385,348
Accounts receivable, net	136,581	136,402
Inventory, net	56,676	55,650
Deferred tax assets	6,564	6,548
Other current assets	28,124	28,403
Total current assets	602,654	612,351
Long-term investments	107,590	135,164
Property, plant and equipment, net	139,413	145,349
Goodwill and purchased intangibles, net	16,077	15,890
Other assets	10,308	8,767
Total assets	$876,042	$917,521
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$32,781	$39,738
Accrued liabilities	62,041	63,161
Total current liabilities	94,822	102,899
Long-term debt, net of issuance costs	—	489,246
Long-term income taxes payable	12,984	12,219
Revolving line of credit	34,500	—
Other long-term liabilities	6,339	9,730
Total liabilities	148,645	614,094
Stockholders' equity	727,397	303,427
Total liabilities and stockholders' equity	$876,042	$917,521

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2015	2014	2015
Cash flows from operating activities
Net Income	$30,384	$16,288	$86,477	$55,412
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,887	5,019	13,975	14,838
Amortization of debt issuance cost	—	362	—	845
Stock-based compensation	7,430	7,717	21,122	24,599
Excess tax benefit from stock-based compensation	(1,304)	(150)	(2,988)	(3,300)
Deferred income taxes	(115)	(622)	1,654	2,185
Provision for excess and obsolete inventories	427	235	992	1,319
Non-cash restructuring charges	—	8,433	—	8,433
Other operating activities	1,588	2,859	484	5,896
Changes in assets and liabilities:
Accounts receivable, net	(16,847)	4,104	(18,479)	1,279
Inventory, net	4,199	1,814	(920)	(352)
Current and other assets	(1,749)	1,926	(4,680)	(264)
Accounts payable	(5,763)	(3,272)	2,395	5,744
Accrued liabilities	11,235	(4,512)	3,464	(3,841)
Income taxes	(6,027)	(2,626)	(3,120)	(8,770)
Cash provided by operating activities	28,345	37,575	100,376	104,023

Cash flows from investing activities
Proceeds from sale of investments	51,613	32,061	72,564	56,890
Proceeds from maturities of investments	20,900	11,490	102,175	51,895
Purchase of investments	(73,532)	(144,519)	(172,757)	(206,110)
Acquisitions, net of cash acquired	—	—	(150)	—
Capital expenditures	(5,795)	(7,885)	(19,214)	(20,977)
Cash used for investing activities	(6,814)	(108,853)	(17,382)	(118,302)

Cash flows from financing activities
Repurchase of common stock	(8,526)	(9,556)	(27,443)	(482,776)
Employees' tax withheld and paid for restricted stock and restricted stock units	(1,071)	(305)	(7,306)	(10,804)
Proceeds from issuances under stock-based compensation plans	6,397	783	17,821	9,854
Proceeds from revolving line of credit	—	—	—	155,749
Repayments of revolving line of credit	—	—	—	(190,249)
Proceeds from bonds issuance, net	—	—	—	488,401
Payment of cash dividends	(6,460)	(5,048)	(19,296)	(16,034)
Excess tax benefit from stock-based compensation	1,304	150	2,988	3,300
Cash used for financing activities	(8,356)	(13,976)	(33,236)	(42,559)
Effect of exchange rate changes on cash and cash equivalents	(1,054)	(491)	(2,112)	(921)
Net increase (decrease) in cash and cash equivalents	12,121	(85,745)	47,646	(57,759)
Cash and cash equivalents at beginning of period	268,229	304,836	232,704	276,850
Cash and cash equivalents at end of period	$280,350	$219,091	$280,350	$219,091

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2015	2014	2015
GAAP Gross profit	$119,916	$109,516	$352,453	$327,844
Stock-based compensation	685	811	1,888	2,469
Non-GAAP Gross profit	$120,601	$110,327	$354,341	$330,313
Non-GAAP Gross profit %	52.0%	48.9%	53.3%	51.0%

GAAP Research, development and engineering	$22,991	$20,811	$69,280	$66,614
Stock-based compensation	(2,068)	(2,286)	(5,934)	(7,264)
Purchase accounting amortization	(64)	(62)	(175)	(187)
Non-GAAP Research, development and engineering	$20,859	$18,463	$63,171	$59,163

GAAP Selling, general and administrative	$57,977	$53,715	$174,756	$163,689
Stock-based compensation	(4,677)	(4,620)	(13,300)	(14,866)
Non-GAAP Selling, general and administrative	$53,300	$49,095	$161,456	$148,823

GAAP Operating expenses	$79,302	$82,868	$236,220	$237,738
Stock-based compensation	(6,745)	(6,906)	(19,234)	(22,130)
Purchase accounting amortization	(64)	(62)	(175)	(187)
Restructuring and other related charges	—	(8,433)	—	(8,433)
Non-GAAP Operating expenses	$72,493	$67,467	$216,811	$206,988

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Nine Months Ended
	December 31,				December 31,
	2014		2015		2014		2015
GAAP Operating income	$40,614		$26,648		$116,233		$90,106
Stock-based compensation	7,430		7,717		21,122		24,599
Purchase accounting amortization	64		62		175		187
Restructuring and other related charges	—		8,433		—		8,433
Non-GAAP Operating income	$48,108		$42,860		$137,530		$123,325

GAAP Net income	$30,384		$16,288		$86,477		$55,412
Stock-based compensation	7,430		7,717		21,122		24,599
Purchase accounting amortization	64		62		175		187
Restructuring and other related charges	—		8,433		—		8,433
Income tax effect of above items	(2,204)		(3,549)		(6,254)		(8,543)
Income tax effect of unusual tax items	(2,028)	(1)	(1,419)	(1)	(2,375)	(1)	(2,590)	(1)
Non-GAAP Net income	$33,646		$27,532		$99,145		$77,498

GAAP Diluted earnings per common share	$0.71		$0.49		$2.03		$1.56
Stock-based compensation	0.18		0.24		0.49		0.69
Restructuring and other related charges	—		0.25		—		0.24
Income tax effect	(0.10)		(0.15)		(0.20)		(0.31)
Non-GAAP Diluted earnings per common share	$0.79		$0.83		$2.32		$2.18

Shares used in diluted earnings per common share calculation	42,700		33,259		42,674		35,588

(1)	Excluded amount represents tax benefits from the release of tax reserves and the impact of tax law changes.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP operating income, non-GAAP net income and non-GAAP diluted EPS which exclude certain non-cash expenses and charges that are included in the most directly comparable GAAP measure. These non-cash charges and expenses include stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

As a company with significant global operations and sales, fluctuations in foreign currency exchange rates may have a material effect on our reported results. Consequently, we also present supplemental metrics as identified in the reconciliation within this release “on a constant currency basis” which excludes the impact of currency exchange rate fluctuations. The constant currency presentation, which is a non-GAAP measure, is intended to supplement our reported operating results and, when considered in conjunction with the corresponding GAAP measures, facilitate a better understanding of changes in the metrics from period to period and the core operations of the Company. We calculate constant currency percentages by removing any hedge gains or losses from the particular metric in the current period and then converting our current period local currency financial results using the foreign currency exchange rates in effect during the prior year period and comparing these adjusted amounts to the corresponding current period metric.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q115	Q215	Q315	Q415	Q116	Q216	Q316
GAAP Gross profit	$114,710	$117,827	$119,916	$109,166	$107,358	$110,970	$109,516
Stock-based compensation	535	668	685	695	779	879	811
Non-GAAP Gross profit	$115,245	$118,495	$120,601	$109,861	$108,137	$111,849	$110,327
Non-GAAP Gross profit %	53.2%	54.9%	52.0%	54.7%	52.4%	52.0%	48.9%

GAAP Operating expenses	$76,949	$79,969	$79,302	$76,314	$77,996	$76,874	$82,868
Stock-based compensation	(5,770)	(6,719)	(6,745)	(6,774)	(7,271)	(7,953)	(6,906)
Purchase accounting amortization	(50)	(61)	(64)	(63)	(62)	(63)	(62)
Restructuring and other related charges	—	—	—	—	—	—	(8,433)
Non-GAAP Operating expenses	$71,129	$73,189	$72,493	$69,477	$70,663	$68,858	$67,467

GAAP Operating income	$37,761	$37,858	$40,614	$32,852	$29,362	$34,096	$26,648
Stock-based compensation	6,305	7,387	7,430	7,469	8,050	8,832	7,717
Purchase accounting amortization	50	61	64	63	62	63	62
Restructuring and other related charges	—	—	—	—	—	—	8,433
Non-GAAP Operating income	$44,116	$45,306	$48,108	$40,384	$37,474	$42,991	$42,860
Non-GAAP Operating income %	20.4%	21.0%	20.8%	20.1%	18.2%	20.0%	19.0%

GAAP Income before income taxes	$38,781	$37,173	$38,596	$30,701	$26,336	$24,638	$19,829
Stock-based compensation	6,305	7,387	7,430	7,469	8,050	8,832	7,717
Purchase accounting amortization	50	61	64	63	62	63	62
Restructuring and other related charges	—	—	—	—	—	—	8,433
Non-GAAP Income before income taxes	$45,136	$44,621	$46,090	$38,233	$34,448	$33,533	$36,041

GAAP Income tax expense	$10,109	$9,752	$8,212	$4,877	$5,108	$6,742	$3,541
Income tax effect of above items	1,800	2,250	2,204	2,252	2,338	2,656	3,549
Income tax effect of unusual tax items	273	74	2,028	489	994	177	1,419
Non-GAAP Income tax expense	$12,182	$12,076	$12,444	$7,618	$8,440	$9,575	$8,509
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	27.0%	27.1%	27.0%	19.9%	24.5%	28.6%	23.6%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q115	Q215	Q315	Q415	Q116	Q216	Q316
GAAP Net income	$28,672	$27,421	$30,384	$25,824	$21,228	$17,896	$16,288
Stock-based compensation	6,305	7,387	7,430	7,469	8,050	8,832	7,717
Purchase accounting amortization	50	61	64	63	62	63	62
Restructuring and other related charges	—	—	—	—	—	—	8,433
Income tax effect of above items	(1,800)	(2,250)	(2,204)	(2,252)	(2,338)	(2,656)	(3,549)
Income tax effect of unusual tax items	(273)	(74)	(2,028)	(489)	(994)	(177)	(1,419)
Non-GAAP Net income	$32,954	$32,545	$33,646	$30,615	$26,008	$23,958	$27,532

GAAP Diluted earnings per common share	$0.68	$0.65	$0.71	$0.61	$0.55	$0.52	$0.49
Stock-based compensation	0.15	0.17	0.18	0.17	0.21	0.26	0.24
Restructuring and other related charges	—	—	—	—	—	—	0.25
Income tax effect	(0.05)	(0.05)	(0.10)	(0.06)	(0.09)	(0.08)	(0.15)
Non-GAAP Diluted earnings per common share	$0.78	$0.77	$0.79	$0.72	$0.67	$0.70	$0.83

Shares used in diluted earnings per common share calculation	42,466	42,505	42,700	42,482	38,943	34,245	33,259

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Enterprise	$152,354	$156,680	$161,591	$148,660	$151,757	$160,468	$158,251
Consumer	64,308	59,125	70,190	52,102	54,601	54,549	67,484
Total net revenues	$216,662	$215,805	$231,781	$200,762	$206,358	$215,017	$225,735
Net revenues by geographic area from unaffiliated customers:
Domestic	$124,467	$123,697	$123,092	$116,351	$117,578	$123,803	$122,075
International	92,195	92,108	108,689	84,411	88,780	91,214	103,660
Total net revenues	$216,662	$215,805	$231,781	$200,762	$206,358	$215,017	$225,735

Balance Sheet accounts and metrics:
Accounts receivable, net	$150,765	$140,427	$157,322	$136,581	$127,160	$139,939	$136,402
Days sales outstanding (DSO)	63	59	61	61	55	59	54
Inventory, net	$60,968	$63,551	$57,724	$56,676	$55,918	$57,760	$55,650
Inventory turns	6.7	6.2	7.8	6.5	7.1	7.2	8.3

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures
($ in millions, except per share data)

Net Revenues	Q3'15 ($)	Q3'16 ($)	Change ($)	Change (%)
Net Revenues as reported (GAAP)	$231.8	$225.7	$(6.1)	(3)%
Less Hedge Gains	—	(1.7)
Impact of Year over Year Foreign Currency Exchange Rate Movements	—	8.9
Constant Currency Revenues (Non-GAAP)	231.8	232.9

Operating Income	Q3'15 ($)	Q3'15 (%)	Q3'16 ($)	Q3'16 (%)
Operating Income as reported (GAAP)	$40.6	17.5%	$26.6	11.8%
Stock-based compensation & purchase accounting amortization	7.5		7.9
Restructuring and other related charges	—		8.4
Non-GAAP Operating Income	48.1	20.8%	42.9	19.0%
Less Hedge Gains, net	—		(0.5)
Impact of Year over Year Foreign Currency Exchange Rate Movements	—		3.2
Constant Currency Operating Income (Non-GAAP)	48.1	20.8%	45.6	19.6%

Diluted Earnings per Common Share ("EPS")	Q3'15 ($)	Q3'16 ($)	Change ($)	Change (%)
Diluted EPS (GAAP)	$0.71	$0.49	$(0.22)	(31)%
Stock-based compensation	0.18	0.24
Restructuring and other related charges	—	0.25
Income Tax Effect	(0.10)	(0.15)
Non-GAAP Diluted EPS	0.79	0.83	0.04	5%
Less Hedge Gains, net of tax	—	(0.03)
Impact of Year over Year Foreign Currency Exchange Rate Movements, net of tax	—	0.10
Constant Currency Diluted EPS (Non-GAAP)	0.79	0.90	0.11	14%